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                                                                      EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                                        1996        1995          1994
                                                                        ----        ----          ----
Computation of net income per share (primary basis)

   Weighted average number of shares of common stock outstanding       3,387,818   3,353,202    3,299,024
   Incremental shares from exercise of stock options                     192,052     173,072      180,140
                                                                      ----------  ----------   ----------
                                                                       3,579,870   3,526,274    3,479,164
                                                                      ==========  ==========   ==========

Net income                                                            $5,095,000  $1,884,000   $4,248,000

Net income per share (primary basis)                                       $1.42       $0.53        $1.22
                                                                      ==========  ==========   ==========

Computation of net income per share (fully-diluted basis)

   Weighted average number of shares of common stock outstanding       3,387,818   3,353,202    3,299,024
   Incremental shares from exercise of stock options                     205,126     173,072      180,140
                                                                      ----------  ----------   ----------
                                                                       3,592,944   3,526,274    3,479,164
                                                                      ==========  ==========   ==========

Net income                                                            $5,095,000  $1,884,000   $4,248,000
                                                                      ==========  ==========   ==========
Net income per share (fully-diluted basis)                            $    1.42   $     0.53   $     1.22
                                                                      ==========  ==========   ==========